As filed with the Securities and Exchange Commission on June 7, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MTS SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0908057 (I.R.S. Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota (Address of Principal Executive Offices)	55344 (Zip Code)

MTS Systems Corporation 2011 Stock Incentive Plan

(Full Title of the Plan)

Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service:  (952) 937-4000

Copies to:

W. Morgan Burns

Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☒         Accelerated Filer ☐         Non-accelerated Filer ☐         Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.25 par value	1,500,000 shares	$47.76	$71,640,000.00	$7,214.15

(1)                                 This Registration Statement shall also cover any additional shares of Common Stock that become issuable with respect to the shares of Common Stock registered hereunder for issuance under the 2011 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)                                 Pursuant to Rules 457(c) and 457 (h)(1) of the Securities Act of 1933, and solely for the purpose of determining the registration fee, the per share price is estimated based on the average of the high and low prices for the Registrant’s Common Stock on June 1, 2016 as reported by the Nasdaq Stock Market.

EXPLANATORY NOTE

Pursuant to General Instruction E. of Form S-8 under the Securities Act of 1933, this Registration Statement is filed to register 1,500,000 additional shares of the Common Stock of MTS Systems Corporation, a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the MTS Systems Corporation 2011 Stock Incentive Plan (the “Plan”).

The Registrant previously registered (i) 1,000,000 shares of its Common Stock under the Plan pursuant to a Registration Statement on Form S-8 (No. 333-172137) filed with the Securities and Exchange Commission on February 9, 2011, and (ii) 1,300,000 shares of its Common Stock under the Plan pursuant to a Registration Statement on Form S-8 (No. 333-187287) filed with the Securities and Exchange Commission on March 15, 2013. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.         Interests of Named Experts and Counsel.

Faegre Baker Daniels LLP has given an opinion on the validity of the shares being registered by this Registration Statement.  Faegre Baker Daniels LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.         Exhibits.

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

99.1

MTS Systems Corporation 2011 Stock Incentive Plan, conformed copy including all amendments through February 9, 2016 (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 30, 2015).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, state of Minnesota, on June 7, 2016.

MTS SYSTEMS CORPORATION

By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey A. Graves	President and Chief Executive Officer and Director	June 7, 2016
Jeffrey A. Graves

/s/ Jeffrey P. Oldenkamp	Senior Vice President and Chief Financial Officer	June 7, 2016
Jeffrey P. Oldenkamp

*	Non-Executive Chair of the Board	June 7, 2016
David J. Anderson

*	Director	June 7, 2016
David D. Johnson

*	Director	June 7, 2016
Randy J. Martinez

*	Director	June 7, 2016
Barb J. Samardzich

*	Director	June 7, 2016
Michael V. Schrock

*	Director	June 7, 2016
Gail P. Steinel

*	Director	June 7, 2016
Chun Hung (Kenneth) Yu

*By:	/s/ Jeffrey P. Oldenkamp	June 7, 2016
Jeffrey P. Oldenkamp
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description	Manner of Filing
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.	Filed electronically

23.1	Consent of Faegre Baker Daniels LLP.	Included in Exhibit 5.1

23.2	Consent of Independent Registered Public Accounting Firm.	Filed electronically

24.1	Power of Attorney.	Filed electronically

99.1

MTS Systems Corporation 2011 Stock Incentive Plan, conformed copy including all amendments through February 9, 2016 (incorporated by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 30, 2015).

Incorporated by reference